UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2015

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of MedAssets, Inc. (the “Company”) was held on June 11, 2015. The following matters were voted upon at the Annual Meeting and the stockholder votes on each such matter are briefly described below:

(a) The Company’s Board of Directors (the “Board”) nominees for election as Class II directors to serve a term of three years received the following votes:

Nominee	Votes For	Withheld Votes	Broker Non-Votes
Carol J. Zierhoffer	53,347,320	2,084,773	2,778,144
C.A. Lance Piccolo	29,513,232	25,920,219	2,776,786
Bruce F. Wesson	48,472,765	6,959,328	2,778,144

Each of the Class II directors named above was re-elected with a term of office to continue until the Company’s 2018 Annual Meeting of Stockholders. The following Class III directors’ term of office will continue until the Company’s 2016 Annual Meeting of Stockholders: Messrs. Harris Hyman IV, Terrence J. Mulligan and Michael P. Nolte. The following Class I directors’ term of office will continue until the Company’s 2017 Annual Meeting of Stockholders: Messrs. Rand A. Ballard, Vernon R. Loucks, Jr. and R. Halsey Wise.

(b) Stockholders ratified the appointment by the Board of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
58,186,080	14,701	9,456	—

(c) A majority of stockholders not did approve the compensation of our named executive officers (the “Say-on-Pay Vote”), as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,745,354	38,651,061	35,678	2,778,144

The Say-on-Pay Vote is advisory in nature, and therefore not binding on the Company, the Compensation Committee of the Board (the “Committee”) or our Board. Our Board and Committee value the opinions of our stockholders and will consider our stockholders’ concerns. The Board and Committee are evaluating whether any action is necessary to address these concerns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

June 15 , 2015	By:	/s/ Jonathan H. Glenn
	Name:	Jonathan H. Glenn
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary